Exhibit 99.1

CISO Global Inc. Announces Pricing of $4.0 Million Registered Direct Offering

Scottsdale, Ariz. May 16, 2023 - CISO Global Inc. (“CISO Global” or the “Company”) (NASDAQ: CISO), an industry leader as a managed cybersecurity and compliance provider, based in Scottsdale, Ariz., today announced it has entered into definitive agreements with investors for the purchase and sale of 20,000,000 shares of the Company’s common stock at a purchase price of $0.20 per share in a registered direct offering. The closing of the offering is expected to take place on or about May 19, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds from the offering are expected to be approximately $4.0 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of additional companies or technologies, and investments. The Company also intends to use the net proceeds to repay certain indebtedness.

Titan Partners Group, a division of American Capital Partners, LLC, is acting as sole placement agent for the offering.

The shares of common stock described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-265574) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 27, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus may also be obtained, when available, from Titan Partners Group, a division of American Capital Partners, LLC, 7 World Trade Center, 46th Floor, New York, NY 10007, by telephone at (929) 833-1246 or by email at info@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CISO Global

CISO Global is an industry leader as a managed cybersecurity and compliance provider. The Company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect the most demanding businesses and government organizations against continuing and emerging security threats and compliance obligations.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases, including statements relating to the completion of the offering and the anticipated use of proceeds. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

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